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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


       Date of Report (Date of earliest event reported):    MARCH 2, 1997
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                          YOU BET INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)



    Delaware                         33-13789                   87-042246
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    (State of                    (Commission File             (I.R.S. Employer
 Incorporation)                       Number)               Identification No.)



       1950 Sawtelle Boulevard, Suite 180, Los Angeles, California 90025
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                     (Address of principal executive offices)



                Registrant's Telephone Number:    (310) 444-3300
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                     Continental Embassy Acquisitions, Inc.
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                                 (Former Name)



         311 South State Street, Suite 460, Salt Lake City, Utah 84111
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                                (Former Address)
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ITEM 5.  OTHER EVENTS

          In September 1996, the Company announced its intention to seek, on a best efforts basis, up to $4,500,000 through a private placement of Regulation D Units, to "accredited investors", as defined in Rule 501 of Regulation D, and the concurrent offering of the Regulation S Units to persons other than "U.S. persons", as defined in Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Each Regulation S Unit and Regulation D Unit were priced at $22,500 per share and were to consist of 5,000 shares of the Company's common stock.

          On or about December 15, 1996 the Company notified its financial advisor that, having been unable to complete the above described placement, it was terminating the Offering. Since that time, the Company has been offering to accredited investors (the "Bridge Offering") certain Bridge Units, each such Bridge Unit consisting of $50,000 principal amount of 15% Secured Convertible Notes (the "15% Notes" or "Bridge Notes") and 10,000 Common Stock Purchase Warrants (the "Warrants"). No minimum subscription is required and the Company intends to accept any qualified subscriptions. The principal amount of, and interest on, the 15% Notes shall be due and payable on the earlier to occur of (i) a public or private financing raising in excess of $5,000,000 of net cash proceeds to the Company (ii) the first anniversary of the Initial Closing Date, and shall be secured by substantially all of the assets of the Company. Each Warrant (the "Bridge Warrants") entitles the holder thereof to acquire one share (each such share, a "Warrant Share") of Common Stock at the exercise price per share of $2.50 during the period commencing two business days following the effective date (the "Effective Date") of the registration statement relating to a sale of the Company's securities. To date, the Company has been able to effectuate the sale of $550,000 principal amount of Bridge Units. The Company also received lease financing of $210,000 for capital expenditures.

          As of February 12, 1997, the Company had cash and cash equivalents of approximately $145,000, and accounts payable of approximately $518,000. Accordingly, the Company is experiencing certain liquidity problems that are expected to continue until the Company completes some form of additional financing. In response to this situation, the Company has reduced the number of its employees, agreed to defer compensation to certain of its senior officers, and otherwise reduced operating and capital expenditures.

          The Company has commenced discussions with a number of investment banking, venture capital and other financial enterprises regarding obtaining additional financing. A number of these entities have completed their due diligence review of the Company's operations and have indicated that they intend to extend financing proposals of up to $10 million to the Company.
No assurance can be given, however, that the Company will be able to obtain such financing, or that such financing, if available, will be on terms acceptable to the Company. The Company believes that its current resources will enable it to operate at current expenditure levels through March 1997.

          In this regard, it is likely that the Company's financial statements for the fiscal year ended December 31, 1996 will contain an explanatory paragraph relating to the Company's ability to operate as a going concern. This qualification may have a material adverse effect on the Company's



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relationship with third parties who are concerned about the ability of the
Company to complete projects that it is contractually required to develop or produce, and could also impact the ability of the Company to complete future financings or operate as a going concern.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       YOU BET INTERNATIONAL, INC.


Date:               , 1997             By:
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                                       Its:    President
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